SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  July 22, 1996

                        BALCOR REALTY INVESTORS LTD.-82
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-11127
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3139801
- --------------------------------        --------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 2. Acquisition or Disposition of Assets
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a)  Eagles Pointe Apartments

In 1982, the Partnership acquired the Eagles Pointe Apartments, Norcross, Georgia, utilizing approximately $5,305,331 in offering proceeds. The property was acquired subject to mortgage financing of approximately $8,000,000.

On July 22, 1996, the Partnership contracted to sell the property for a sale price of $11,075,000 to an unaffiliated party, TGM Realty Corp. #5 (the "Purchaser"), a Delaware corporation. The Purchaser has deposited $300,000 into an escrow account as earnest money and will pay the remaining $10,775,000 at closing, which is scheduled for October 1, 1996. From the proceeds of the sale, the Partnership will repay the existing mortgage financing which is expected to have an outstanding balance of $7,067,753 at closing, and $161,125 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee of $110,750 for services rendered in connection with the sale. The Partnership will receive approximately $3,735,372 in remaining proceeds, less closing costs. An amount not to exceed $225,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after the closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have recently sold or contracted to sell 4 other properties to the Purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.

b)  Songbird Apartments, Phase I and Phase II

In 1982, the Partnership acquired the Songbird Apartments, Phase I and Phase II (together, the "Property"), San Antonio, Texas, utilizing approximately $5,641,310 in offering proceeds. The Property was acquired subject to first mortgage financing of approximately $8,080,000. In 1988 the first mortgage financing was refinanced with a new $5,920,000 first mortgage loan (the "Loan") from an unaffiliated party and a $2,040,725 loan from the General Partner ("Affiliate Loan"). In 1993, the Loan was refinanced with a new first mortgage loan in the amount of $7,325,000 from an unaffiliated party. In 1994, the Affiliate Loan was repaid from Partnership funds.

On July 22, 1996, the Partnership contracted to sell the Property for a sale price of $11,000,000 to an unaffiliated party, ERP Operating Limited Partnership (the "Purchaser"), an Illinois limited partnership. The Purchaser has deposited $300,000 into an escrow account as earnest money, and an additional $200,000 is required to be deposited on August 15, 1996. The Purchaser expects to assume the existing mortgage loan, which is expected to have an outstanding balance of $7,015,499 at closing, scheduled for August 30,
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1996.  The remainder of the purchase price will be paid in cash at closing.
From the proceeds of the sale, the Partnership will pay $220,000 to an unaffiliated party as a brokerage commission and a fee of $110,000 to an affiliate of the third party providing property management services for the Property for services rendered in connection with the sale and will receive approximately $3,654,501 in remaining proceeds, less closing costs. An amount not to exceed $500,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 120 days after the
closing.   Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the Property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

Affiliates of the General Partner have recently sold or contracted to sell 25 other properties to the Purchaser.

The closing is subject to the satisfaction of numerous terms and conditions, including the lender's consent to the assumption of the existing mortgage loan by the Purchaser. If the lender's consent is not received on or before August 30, 1996, the agreement of sale may be terminated. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the Property may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) (a) Agreement of Sale and attachments thereto relating to the sale of the Eagles Pointe Apartments, Norcross, Georgia.

               (b) Agreement of Sale and attachments thereto relating to the sale of the Songbird Apartments, Phase I and Phase II, San Antonio, Texas.


No information is required under Items 1, 3, 4, 5, 6 and 8 and these items have, therefore, been omitted.

Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         BALCOR REALTY INVESTORS LTD.-82

                         By:  Balcor Partners-XI, an Illinois
                              general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an
                              Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary


Dated:  August 5, 1996
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